Exhibit 10.1

EXECUTION VERSION

South State Corporation
520 Gervais Street
Columbia, South Carolina 29201

January 3, 2017

U.S. Bank National Association
as Institutional Trustee

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention:  Corporate Trust Services

Southeastern Bank Financial Statutory Trust I

Re:          Southeastern Bank Financial Statutory Trust I

Ladies and Gentlemen:

By virtue of the merger between Southeastern Bank Financial Corporation, a Georgia corporation (“Southeastern”), and South State Corporation, a South Carolina corporation (“South State”), pursuant to the Agreement and Plan of Merger, dated as of June 16, 2016, by and between Southeastern and South State (the “Merger Agreement”), South State, as the surviving corporation, does hereby agree, affirm and acknowledge that, effective as of the Effective Time (as defined in the Merger Agreement), it expressly assumes all the duties, warranties and obligations of Southeastern under (i) the Junior Subordinated Debt Securities due December 15, 2035 (the “Debt Securities”) issued pursuant to the Indenture, dated as of December 5, 2005, between Southeastern and U.S. Bank National Association, as Trustee (the “Indenture”), (ii) the Indenture, (iii) the Amended and Restated Declaration of Trust of Southeastern Bank Financial Statutory Trust I, dated as of December 5, 2005 (the “Declaration”), among Southeastern, as Sponsor, U.S. Bank National Association, as Institutional Trustee, the Administrators named therein, and the holders from time to time of undivided beneficial interests in the assets of the Trust (as defined therein) and (iv) the Guarantee Agreement, dated as of December 5, 2005 (the “Guarantee”), between Southeastern, as Guarantor, and U.S. Bank National Association, as Guarantee Trustee, for the benefit of the Holders (as defined therein) from time to time of the Capital Securities (as defined therein) of Southeastern Bank Financial Statutory Trust I.

As to all matters relating to the Declaration, this letter shall be governed by, and construed in accordance with, the laws of the State of Connecticut without regard to the principles of conflict of laws of the State of Connecticut or any other jurisdiction that would call for the application of the law of any jurisdiction other than the State of Connecticut.  Except as set forth in the immediately preceding sentence, this letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

[Signature page follows.]

Very truly yours,

SOUTH STATE CORPORATION

By:	/s/ John C. Pollok
Name:	John C. Pollok
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to SBFC Trust I Assumption Letter]